UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2018, Aclaris Therapeutics, Inc. (the “Company”) entered into a Commercial Supply Manufacturing Services Agreement (the “Agreement”) with James Alexander Corporation,  a New Jersey corporation (“James Alexander”), pursuant to which James Alexander will exclusively manufacture the finished dosage form of the Company’s FDA-approved ESKATA™ (hydrogen peroxide) topical solution, 40% (w/w) product for commercial sale.

Pursuant to the Agreement, the Company must meet a product unit purchase minimum each year between 2018 and 2022. Additionally, during the term of the Agreement, James Alexander will not manufacture any competitive product, as defined in the Agreement. In the event that the Company does not meet the purchase minimum required under the Agreement, James Alexander’s exclusivity obligation to the Company will cease. In addition, under the Agreement, the Company granted to James Alexander a royalty-free, non-exclusive, non-transferrable license of certain of its intellectual property in order to enable the manufacture of the finished dosage form of ESKATA.

The term of the Agreement is five years from the date of the first commercial sale of ESKATA and thereafter will be renewed automatically for one-year periods. Either party may terminate the Agreement for any reason upon 180 days prior written notice. In addition, either party has the right to immediately terminate the Agreement under certain circumstances including (i) the other party files for bankruptcy, (ii) the other party materially breaches the Agreement and such breach is not cured within a specified period and (iii) any required license, permit or certificate required of the other party to perform its obligations under the Agreement is not approved or issued or is revoked by an applicable governmental regulatory authority.

 The foregoing is a summary description of certain terms of the Agreement, is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: January 30, 2018		Frank Ruffo Chief Financial Officer